UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA		98164
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 21, 2012, Cray Inc., a Washington corporation (“Cray”), through its wholly owned subsidiary, Astro Acquisition Corp., a California corporation (“Sub”), consummated its acquisition of Appro International, Inc., a California corporation (“Appro”), pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated November 8, 2012, by and among Cray, Sub, Appro and Geun-Bum (Daniel) Kim, as the Shareholders’ Agent. The aggregate merger consideration paid to Appro’s securityholders, including holders of vested and outstanding options to purchase shares of Appro common stock, was equal to approximately $21.8 million in cash, which reflects certain transaction expenses paid and working capital adjustments that were made in connection with the acquisition and as are set forth in the Merger Agreement.

Pursuant to the terms and conditions set forth in the Merger Agreement, Sub merged (the “Merger”) with and into Appro with Appro continuing as the surviving corporation and as a wholly owned subsidiary of Cray after the Merger. As a result of the Merger and pursuant to the Merger Agreement, at the effective time of the Merger: (i) each share of Appro capital stock (other than dissenting shares and shares owned by Appro) was automatically converted into a right to receive a portion of the merger consideration as allocated in accordance with the terms of the Merger Agreement; (ii) all vested and outstanding options to purchase shares of Appro common stock were canceled in exchange for the right to receive a portion of the merger consideration; and (iii) an amount of cash equal to approximately $3.1 million of the merger consideration was placed in escrow as security for the indemnification obligations of the Appro shareholders as set forth in an escrow agreement and the Merger Agreement.

In addition, certain of Appro’s former employees who continue in employment with Cray will be eligible to participate in a new Cray Bonus Plan (the “Bonus Plan”) that became effective as of the date of the Merger. Employees who participate in the Bonus Plan will be eligible to receive cash bonuses contingent upon achievement of certain performance metrics related to the contribution of Appro’s business to Cray during fiscal 2013 and 2014. The aggregate maximum amount of cash bonuses payable under the Bonus Plan is capped at $10.6 million.

A copy of the Merger Agreement is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 8.01.	Other Events.

On November 21, 2012, Cray announced the completion of its acquisition of Appro. A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Financial statements of Appro for the periods specified in Rule 3-05(b) of Regulation S-X are not included in this report, and will be filed with the Securities and Exchange Commission by amendment of this report not later than February 7, 2013.

(b)	Pro Forma Financial Information

Pro forma financial information required pursuant to Article 11 of Regulation S-X is not included in this report, and will be filed with the Securities and Exchange Commission by amendment of this report not later than February 7, 2013.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated November 8, 2012, among Cray Inc., Astro Acquisition Corp., Appro International, Inc. and Geun-Bum (Daniel) Kim, as Shareholders’ Agent

99.1	Press Release issued by Cray Inc. dated November 21, 2012

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed November 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2012	CRAY INC.

	By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Vice President Administration, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated November 8, 2012, among Cray Inc., Astro Acquisition Corp., Appro International, Inc. and Geun-Bum (Daniel) Kim, as Shareholders’ Agent

99.1	Press Release issued by Cray Inc. dated November 21, 2012

*	Incorporated by reference to exhibit filed with Registrant’s Current Report on Form 8-K, filed November 9, 2012.